Exhibit 3.18

STATE OF NEW HAMPSHIRE

Form No. 14
RSA 293-A:10.06

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is PERINI POWER CONSTRUCTORS, INC.

SECOND: The text of each amendment adopted is:

Article 1.	The name of this corporation shall be BOW EQUIPMENT LEASING COMPANY, INC.

Article 2.	The objects for which this corporation is established are: To carry on a construction equipment leasing business and any other lawful business permitted by the New Hampshire Business Corporation Act.

THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

N/A

FOURTH: The amendment(s) were adopted on (date)   December 21, 1994

[if more space is needed, attach additional sheet(s)]

FIFTH:	(Check one)
A.	☐	The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

B.	☒	The amendment(s) were approved by the shareholders.
(Note 1)

Designation (class or series) of voting group	Number of shares outstanding	Number of votes entitled to be cast	Number of votes indisputably represented at the meeting
Common	10	10	10

Designation (class or series)	Total number of votes cast:			Total number of undisputed
of voting group	FOR	AGAINST	OR	votes cast FOR
Common	10	None

SIXTH: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated  December 22, 1994

PERINI POWER CONSTUCTORS, INC.	(Note 2)

By /s/Walter K. McDonough	(Note 3)
Signature of its Secretary

Walter K. McDonough
Print or type name

Notes:	1:	All sections under “B.” must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

	2.	Exact corporate name of corporation adopting articles of amendment.

	3.	Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.